UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 17, 2014, the stockholders of Freeport-McMoRan Copper & Gold Inc. (the Company) approved the Freeport-McMoRan Copper & Gold Inc. Annual Incentive Plan (the AIP), which will replace the current annual incentive plan for fiscal years 2014 through 2018. The AIP was previously approved by the Compensation Committee of the Board of Directors of the Company (the Compensation Committee) on February 27, 2014 and the structure of the Company’s new annual incentive program was described in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (SEC) on March 3, 2014.

The purpose of the AIP is to provide annual cash incentive award opportunities for the Company’s senior executives based on the achievement of pre-established performance goals. The AIP, which will be administered by the Compensation Committee, will be used in fiscal years 2014 through 2018, unless terminated earlier by the Compensation Committee or the Board of Directors. Any officer may be designated by the Compensation Committee as a participant in the AIP for any year in which the AIP is in place.

Under the AIP, participants will earn annual cash awards based on the Company’s performance relative to defined goals established by the Compensation Committee each year. No later than 90 days after the beginning of a plan year, the Compensation Committee must establish the performance goals applicable for the plan year and determine each participant’s target award. If the minimum performance goals established by the Compensation Committee are not achieved, then no payment will be made under the AIP, and the Compensation Committee has the right to reduce or eliminate a participant’s award even if the applicable performance goals are achieved. The AIP provides that no participant may receive an annual award exceeding $5 million for a given year. The AIP was presented to the Company’s stockholders for approval in order to protect the Company’s tax deductions under Section 162(m) of the Internal Revenue Code for amounts paid under the AIP.

As previously disclosed, our five executive officers are participants in the AIP for 2014. A more detailed description of the terms of the AIP, including the potential payments to our executive officers, can be found in the Company’s definitive proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 29, 2014, in the section of the proxy statement entitled, “Proposal No. 4: Approval of the Freeport-McMoRan Copper & Gold Inc. Annual Incentive Plan,” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the proxy statement are in their entirety by the full text of the AIP, which is attached hereto as Exhibit 10.1.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2014 annual meeting of stockholders on June 17, 2014 in Wilmington, Delaware. At the annual meeting, the Company’s stockholders (1) elected each of the sixteen director nominees listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, (3) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, (4) approved the Freeport-McMoRan Copper & Gold Inc. Annual Incentive Plan, and (5) failed to approve a stockholder proposal regarding the selection of a candidate with environmental expertise to be recommended for election to the Company’s board of directors.

Of the 1,038,713,778 shares of the Company’s common stock outstanding as of the record date, 860,382,397 shares were represented at the annual meeting. The Company’s independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of sixteen director nominees.

Name	Votes For	Votes Withheld	Broker Non-Votes

Richard C. Adkerson	676,570,941	12,020,860	171,790,596
Robert J. Allison, Jr.	656,391,123	32,200,678	171,790,596
Alan R. Buckwalter, III	680,361,484	8,230,317	171,790,596
Robert A. Day	668,702,223	19,889,578	171,790,596
James C. Flores	676,132,579	12,459,222	171,790,596
Gerald J. Ford	667,278,072	21,313,729	171,790,596
Thomas A. Fry, III	680,448,967	8,142,834	171,790,596
H. Devon Graham, Jr.	651,350,624	37,241,177	171,790,596
Lydia H. Kennard	675,453,288	13,138,513	171,790,596
Charles C. Krulak	664,602,466	23,989,335	171,790,596
Bobby Lee Lackey	657,009,916	31,581,885	171,790,596
Jon C. Madonna	677,423,476	11,168,325	171,790,596
Dustan E. McCoy	658,970,477	29,621,324	171,790,596
James R. Moffett	666,027,373	22,564,428	171,790,596
Stephen H. Siegele	676,159,460	12,432,341	171,790,596
Frances Fragos Townsend	670,947,353	17,644,448	171,790,596

Proposal 2:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

427,988,005	255,080,848	5,522,948	171,790,596

Proposal 3:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions

851,176,650	7,095,131	2,110,616

Proposal 4:	Approval of the Freeport-McMoRan Copper & Gold Inc. Annual Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

663,597,647	22,383,187	2,610,967	171,790,596

Proposal 5:	Stockholder proposal regarding the selection of a candidate with environmental expertise to be recommended for election to the Company’s board of directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes

45,150,351	627,060,548	16,380,902	171,790,596

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ Kathleen L. Quirk
----------------------------------------
Kathleen L. Quirk

Executive Vice President, Chief Financial Officer
and Treasurer
(authorized signatory and Principal Financial Officer)

Date: June 18, 2014

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1	Freeport-McMoRan Copper & Gold Inc. Annual Incentive Plan.